Exhibit 99.1
FOR IMMEDIATE RELEASE

VILLAGEEDOCS MAKES $927K DEBT REPAYMENT
MOVES FORWARD WITH MVP EMPHASIS

SANTA ANA, CA. December 17, 2009— VillageEDOCS, Inc. (OCTBB: VEDO), a leading Software as a Service (SaaS) provider, announces repayment of $927,917 in principal and accrued interest debt.  The repayment will reduce the company’s liabilities and subsequent year’s cash flow requirements to service the debt.

“As we stated in our prior announcement of the sale of Tailored Business Systems, we are now in a position to better utilize our cash and other assets as we move into the broader market awareness phase of the capabilities of the MessageVision Platform (MVP),” said Mason Conner, CEO of VillageEDOCS.  “We will continue to ‘shift into higher gears’ as we position the company around our core business as the provider  of MVP, which combines the power of electronic information exchange, content and business process management and unified communications, delivered as one unique Software as a Service (SaaS), in a private or public cloud,” he added.

About VillageEDOCS, Inc.
VillageEDOCS provides the MessageVision Platform (MVP), a leading SaaS offering that ships business information electronically and manages it by capturing, forming and delivering information using business process management and communication.  MVP is a combination of unified communications and business process management solutions blended into a single, unified, scalable platform; eliminating the need for capital expenditures, operational costs and broad technology risks.  MVP provides a single source for a wide range of business information management and communication applications on a pay-as-you-go financial model. For further information on VillageEDOCS, visit our website at www.villageedocs.com.

Forward-Looking Statements

This press release, together with other statements and information publicly disseminated by VillageEDOCS, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond VillageEDOCS’ control and which could materially affect actual results, performances or achievements. Factors that may cause actual results to differ materially from current expectations include the risk factors discussed in VillageEDOCS’ filings with the Securities and Exchange Commission.

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